NEWS RELEASE

Current Technology’s Celevoke to Commence Operations in Brazil With Purchase of Crown Telecom’s Operating Assets

VANCOUVER, British Columbia and NEW YORK, NY – April 25, 2008 – Current Technology Corporation (OTCBB: CRTCF) and MSGI Security Solutions Inc. (OTCBB: MSGI) today announced Texas-based Celevoke, Inc (“Celevoke”) has formed Star One Telematica SA (“Star One”) to immediately market and sell Celevoke’s proprietary Telematics solutions to the dynamic automotive market in Brazil. In order to jump start operations, Star One is purchasing the operating assets of Crown Processamento De Dados SA (doing business in Brazil as “Crown Telecom”). Star One is 51% owned by Celevoke and 49% owned by Templar Investment & Acquisitions B.V. (“Templar”). Both Templar and Crown have agreed all future Telematics business of any nature what so ever will be conducted solely by Star One. Importantly, the Federal Government of Brazil has mandated that effective August 1, 2009 all new factory produced or imported automobiles must be equipped with anti-theft devices and tracking systems.

“Star One’s purchase of Crown Telecom’s operating assets means we start business in Brazil with an experienced sales force supported by a fully operational back office, as all key Crown Telecom employees are being hired by Star One,” stated Celevoke CEO Chuck Allen. “ We will not have to make cold calls to get the business started.  We should be generating sales immediately, based on existing relationships with automobile dealerships, insurance companies, and other distribution channels.”

“This is a huge opportunity,” said Celevoke Vice-president Brian Allen. “We believe we are in a unique position to generate immediate sales, because by purchasing Crown Telecom’s operating assets and hiring key employees, we are effectively buying a book of business. We should be in a position to materially benefit from implementation of the law requiring new vehicle on board security and tracking systems when it becomes effective in August of next year. We are meeting in Brazil next week with the new employees and their customers, and will report further developments as they unfold over the coming weeks and months.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. In 2005, Celevoke acquired the assets of San Francisco based Televoke, Inc.; a telematics pioneer backed by Softbank Venture Capital, Cardinal Venture Capital, W.I. Harper Group and others, representing more than $15 million in funding. These assets provided the foundation for Celevoke’s development of patented technology utilized today by Celevoke’s many clients. Celevoke is a 51% owned subsidiary of Current Technology Corporation (OTCBB:CRTCF).

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

MSGI Security Solutions

Jeremy Barbera, 1-917-339-7134

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696